FACE OF MORTGAGE NOTE
                                   (Term Note)

THIS MORTGAGE NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS MORTGAGE NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A MORTGAGE NOTE REGISTERED, AND NO TRANSFER OF THIS MORTGAGE NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MORTGAGE NOTES IN DEFINITIVE FORM, THIS MORTGAGE NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS AND UNTIL THIS MORTGAGE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO GOLDEN STATE PETROLEUM TRANSPORT CORPORATION, AS AGENT FOR GOLDEN STATE PETRO (IOM I-A) PLC AND GOLDEN STATE PETRO (IOM I-B) PLC, OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MORTGAGE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 2                                                                $54,000,000

                                CUSIP 38121E AE 3

           Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC

                  8.04% First Preferred Mortgage Notes Due 2019

         THE MORTGAGE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE MORTGAGE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE MORTGAGE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF

THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE MORTGAGE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF GOLDEN STATE PETROLEUM AND THE OWNERS THAT, UNTIL THE LATER OF JANUARY 6, 2000 OR THREE YEARS SINCE THE DATE THIS MORTGAGE NOTE WAS LAST HELD BY AN AFFILIATE OF GOLDEN STATE PETROLEUM (OR, IN EACH CASE, SUCH EARLIER DATE AS RESALES HEREOF ARE PERMITTED PURSUANT TO RULE 144(K) OR THE SUCCESSOR RULE THERETO) (A) SUCH MORTGAGE NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATE STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND (a) IN THE CASE OF CLAUSE (b), (c) OR (d), BASED ON AN OPINION OF COUNSEL AND/OR CERTIFICATES TO THE EXTENT PROVIDED IN THE INDENTURE),
(2) TO THE OWNERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE MORTGAGE NOTE EVIDENCED HEREBY OR ANY MORTGAGE NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  Golden State Petroleum Transport Corporation, a Delaware corporation ("Golden State Petroleum"), solely as agent for Golden State Petro (IOM I-A) PLC (an "Owner") and Golden State Petro (IOM I-B) PLC (an "Owner" and, together with Golden State Petro (IOM I-A) PLC, the "Owners"), for value received hereby promises to pay to CEDE & CO. or registered assigns the principal sum of Fifty-Four Million Dollars in sinking fund payments as provided in the Indenture, together with a final payment of principal on February 1, 2019 at the office or agency of United States Trust Company of New York (the "Indenture Trustee") or its paying agent under the Indenture dated as of December 1, 1996 by and among Golden State Petroleum, the Owners and the Indenture Trustee (the "Indenture"; terms defined in the Indenture are used herein as so defined) maintained for such purpose in New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months), semi-annually on February 1 and August 1 of each year commencing August 1, 1997 on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the February 1 or the August 1, as the case may be, next preceding the date of this Mortgage Note to which interest on the Mortgage Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Mortgage Notes has been paid or duly provided for, in which case from the date of this Mortgage Note, or unless no interest has been paid or duly provided for on the Mortgage Notes, in which case from December 24, 1996 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any February 1 or

August 1 and before the following February 1 or August 1, as the case may be, this Mortgage Note shall bear interest from such February 1 or August 1. The interest so payable on any February 1 or August 1 will, except as otherwise provided in the Indenture, be paid to the person in whose name this Mortgage
Note is registered at the close of business on the January 15 or July 15 preceding such February 1 or August 1, whether or not such day is a Business Day.

                  If (i) the Exchange Offer is not consummated within 180 days of the Closing Date, (ii) a Shelf Registration Statement required under the Registration Rights Agreement is not declared effective within the time period specified therein, (iii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective during the periods specified in the Registration Rights Agreement, or
(iv) the Commission determines that neither the consummation of the Exchange Offer nor continued effectiveness of the Shelf Registration Statement will permit the free resale of the Exchange Term Notes or the Term Notes, as the case may be, without additional registration under the Securities Act then a "Registration Event" event will be deemed to have occurred. During any time that a Registration Event has occurred and is continuing, until the Exchange Term Notes or the Term Notes may be freely resold pursuant to Rule 144(k) by a person who is not an affiliate of the issuer (within the meaning of Rule 144(k)), special interest ("Special Interest") will accrue on such Term Notes which constitute Restricted Securities at at rate of 0.25% of the principal amount thereof per annum payable semiannually in arrears on each Payment Date.

                  Interest is payable on demand at the Default Rate on any overdue payment of principal of, interest or any other amount payable on this Mortgage Note from the due date for such payment to the date such amount is paid in full.

                  If any amount payable under this Mortgage Note or under the Indenture falls due on a day that is not a Business Day, then such amount shall be payable on the next succeeding Business Day without additional interest thereon for the period of such extension (provided that payment is made on such next succeeding Business Day).

                  Reference is made to the further provisions of this Mortgage Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Mortgage Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Indenture Trustee acting under the Indenture.

                  IN WITNESS WHEREOF, Golden State Petroleum, as agent on behalf of the Owners, has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   Golden State Petroleum Transport Corporation, as agent on behalf of the Owners


                                      /s/ John McFadden
                                      -----------------------------
                                   Name:  John McFadden
                                   Its:   President

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Mortgage Notes described in the within-mentioned Indenture.

                                   UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Indenture Trustee




                                   /s/ Christine C. Collins
                                   -----------------------------
                                   Authorized Officer

                            REVERSE OF MORTGAGE NOTE

           Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC

                  8.04% First Preferred Mortgage Notes Due 2019

                  This Mortgage Note is one of a duly authorized issue of debt securities of Golden State Petroleum, as agent for the Owners, limited to the aggregate principal amount of $54,000,000 (except as otherwise provided in the Indenture), issued or to be issued pursuant to the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Indenture Trustee, Golden State Petroleum, the Owners and the Holders of the Mortgage Notes.

                  This Mortgage Note is secured by the Collateral pursuant to the Indenture and the other Security Documents. Each Holder of this Mortgage Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including without limitation the provisions providing for the release of the Collateral provided for herein and therein) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Indenture Trustee to perform its obligations and exercise its rights under the Indenture and the other Security Documents in accordance therewith; PROVIDED that in the event the terms thereof limit, qualify or conflict with the duties imposed by the incorporated provisions of the Trust Indenture Act, the incorporated provisions of the Trust Indenture Act shall control.

                  In case an Indenture Event of Default shall have occurred and be continuing, the principal of all the Mortgage Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Majority Noteholders and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or interest on any of the Mortgage Notes. Any such consent or waiver by the Holder of this Mortgage Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Mortgage Note and any Mortgage Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Mortgage Note or such other Mortgage Notes.

                  The Indenture permits Golden State Petroleum, the Owners and the Indenture Trustee, with the consent of the Majority Noteholders, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Mortgage Notes; PROVIDED that no such supplemental indenture shall extend the final maturity or redemption dates of any Mortgage Note, or reduce the principal amount thereof, or reduce the rate of interest thereon or extend the time of payment of interest thereon, or reduce any amount payable upon the redemption hereof, change the sinking fund redemption amount hereof, or impair or affect the right to institute suit for the enforcement of any such payment, or reduce the percentage of the Holders whose consent is required for any such modification or amendment or modify any provision of the Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the Holders).

                  No reference herein to the Indenture and no provision of this Mortgage Note or of the Indenture shall alter or impair the obligation of Golden State Petroleum, as agent for the Owners, which is absolute and unconditional, to pay the principal of and interest on this Mortgage Note at the place, times, and rate, and in the currency, herein prescribed.

                  The Mortgage Notes are issuable only as registered Mortgage Notes without coupons in denominations of $100,000 and any multiple of $1,000 in excess thereof.

                  Mortgage Notes may be exchanged for a like aggregate principal amount of Mortgage Notes of other authorized denominations at the office or agency of the Indenture Trustee maintained for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Mortgage Note as provided in the Indenture, a new Mortgage Note or Mortgage Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  The Mortgage Notes may be redeemed at the option of the Owners, in whole and in part, on any Payment Date on or after the later to occur of (a) August 1, 1999 and (b) the Delivery Date of the last Vessel to be delivered upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Mortgage Notes to be redeemed, all as provided in the Indenture, at a redemption price equal to (a) 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption, plus in the event that (i) such redemption occurs prior to February 1, 2018 and (ii) a Vessel is then subject to the related Charter or to an Acceptable Replacement Charter pursuant to which the charterer thereunder is required to pay charter hire equal to or greater than the Charter Hire payable by the Charterer during the Fixed Period, then the Make-Whole Premium shall be payable with respect to Mortgage Notes in an amount equal to Allocated Principal Amount of the Mortgage Notes for such Vessel.

                  In connection with the optional termination of a Charter by the Charterer, under certain circumstances more fully set forth in the Indenture, the Mortgage Notes are also subject to mandatory redemption, in part on a pro rata basis, in an amount equal to 100% of the Allocated Principal Amount of the Mortgage Notes for the related Vessel, together with accrued and unpaid interest to the date fixed for redemption.

                  The Mortgage Notes are also subject to redemption in part on a pro rata basis, in an amount equal to the Allocated Principal Amount of the Mortgage Notes for the related Vessel, on notice as all as provided in the Indenture if a Total Loss occurs or is declared with respect to such Vessel. The aggregate principal amount of Mortgage Notes to be redeemed pursuant to this paragraph shall equal the Allocated Principal Amount of Mortgage Notes for the related Vessel. The redemption date for any redemption pursuant to this paragraph shall be the date which is on or prior to 90 days after the occurrence of the Total Loss. The Mortgage Notes are also subject to redemption in part if a Vessel is not part of the Collateral in accordance with the Indenture on or before the date which is 180 days after the date such Vessel was scheduled to be delivered under the related Building Contract.

                  The Mortgage Notes are also subject to redemption in part on a pro rata basis, in an amount equal to the Net Reduction in Construction Costs, under certain circumstances more fully set forth in the Indenture, at a redemption price equal to 100% of the Net Reduction in Construction Costs, together with accrued and unpaid interest to the date fixed for redemption.

                  The Mortgage Notes are also subject to redemption through the operation of the sinking fund provided for in the Indenture, on August 1, 2007, and on each August 1 and February 1 thereafter to and including August 1, 2018, on notice as set forth above and at 100% of the principal amount thereof, the sinking fund redemption price, together with accrued interest to the date fixed for redemption. The aggregate principal amount of Mortgage Notes to be redeemed on any such sinking fund redemption date shall be as set forth in the Indenture and is subject to change if one or more of the Charters is terminated.

                  On August 1, 2014, (the "Optional Purchase Date") if neither Charter has been terminated by the Charterer, each Holder of the Term Notes will have a one-time option to cause the Owners to purchase all or a part of such Holder's Term Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest through the date of purchase. The Term Notes will be purchased in multiples of $1,000 principal amount, provided that the principal amount of Term Notes not so purchased must be of an authorized denomination.

                  Subject to payment by Golden State Petroleum, as agent for the Owners, of a sum sufficient to pay the amount due on redemption, interest on this Mortgage Note (or portion hereof if this Mortgage Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Mortgage Note (or portion hereof if this Mortgage Note is redeemed in part).

                  Golden State Petroleum, the Indenture Trustee, the Owners, and any authorized agent of Golden State Petroleum or the Indenture Trustee, may deem and treat the registered holder hereof as the absolute owner of this Mortgage Note (whether or not this Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than Golden State Petroleum, as agent for the Owners, or the Indenture Trustee or any authorized agent of Golden State Petroleum or the Indenture Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and none of Golden State Petroleum, the Owners or the Indenture Trustee nor any authorized agent of Golden State Petroleum, the Owners or the Indenture Trustee shall be affected by any notice to the contrary.

                  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or this Mortgage Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of Golden State Petroleum, the Owners or of any successor, either directly or through Golden State Petroleum, the Owners, or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the Indenture Trustee and by the acceptance of this Mortgage Note by the Holder hereof and as part of the consideration for the issue of the Mortgage Notes.

                   SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                                Principal Amount of this           Signature of
                       Amount of decrease in         Amount of increase in        Global Note following        authorized officer of
                      Principal Amount of this     Principal Amount of this         such decrease (or          Indenture Trustee or
  Date of Exchange          Global Note                   Global Note                   increase)                 Note Custodian
------------------------------------------------------------------------------------------------------------------------------------














                                 ASSIGNMENT FORM



To assign this Mortgage Note, fill in the form below:

(I) or (we) assign and transfer this Mortgage Note to




--------------------------------------------------------------------------------

               (Insert assignee's social security or tax I.D. no.)




--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________ agent to transfer this Mortgage Note on the books of Golden State Petroleum, as agent for the Owners. The agent may substitute another to act for him.



Your Signature:_________________________________________________________________

  (Sign exactly as your name appears on the other side of this Mortgage Note.)

Date:________________________________

Signature Guarantee:___________